Exhibit 99.2

BG Medicine Announces Achievement of Two Significant Milestones for AMIPredict™

Company Successfully Completes Verification Study and Migration to Automated Platform

Waltham, MA —May 11, 2011 — BG Medicine, Inc. (NASDAQ:BGMD) announced today that it has successfully completed an important phase in the development of its AMIPredict™ diagnostic product candidate. AMIPredict is being developed to identify patients with a high risk of suffering heart attack or stroke within the next two to four years. The AMIPredict test is an in vitro diagnostic multivariate index assay that simultaneously measures multiple protein biomarkers in blood. The completed phase of development involved two milestones, the verification of AMIPredict’s performance in a second independent study and the migration of the test from the original discovery platform to an automated, high-throughput platform.

“We developed a multimarker assay using our biomarker discovery platform and verified its clinical performance on an automated instrument in an independent sample set,” noted Pieter Muntendam, M.D., President and CEO of BG Medicine. “This successful verification and platform migration represent critical steps in the development program for AMIPredict, which aims to address one of the largest and most costly unmet medical needs in the developed world, namely the reliable identification of individuals at elevated risk for near-term cardiovascular events.”

The completed verification study comprised a set of 315 individuals who experienced a heart attack within four years of blood collection and 632 matched controls. In this study, AMIPredict demonstrated similar performance to that demonstrated in the Company’s discovery study. In both studies, AMIPredict significantly improved the accuracy with which high risk individuals were identified above and beyond traditional risk factors such as total cholesterol, HDL cholesterol and hypertension. BG Medicine is currently planning the validation study for its 7-protein AMIPredict test in a U.S. based cohort. Assuming successful results in the validation study, the company intends to file its 510(k) for regulatory clearance of AMIPredict later this year.

In 2006, BG Medicine initiated a development program aimed at discovering and developing a new blood test to identify more accurately patients at near-term risk for atherothrombosis, the underlying cause of heart attack and stroke. After an initial feasibility study conducted in collaboration with Duke University School of Medicine, BG Medicine collaborated with the Copenhagen Heart Study (CPH) to conduct a study of samples from approximately 750 participants using BG Medicine’s proprietary biomarker discovery platform. CPH represents several large-scale epidemiological studies that have enrolled and followed over 75,000 participants to date.

In 2009, BG Medicine completed a set of biomarker discovery studies in a case control study within the CPH cohorts. This initial study involved 252 individuals who were free of major cardiovascular disease, but experienced a first heart attack within four years of enrollment, and 499 matched controls comprised of individuals who did not experience a cardiovascular event in the same follow-up period. In the course of these experiments, BG Medicine measured approximately 1,000 analytes in blood specimens from these individuals and identified a number of proteins and multi-protein panels and algorithms to further the development of AMIPredict.

In 2010, BG Medicine entered into a collaboration agreement with Abbott Diagnostics to migrate the most promising set of analytes and multi-protein panels to the Abbott Architect® Immunochemistry Diagnostics Platform, a widely used and high-throughput clinical laboratory instrumentation platform.

About BG Medicine

BG Medicine is a life sciences company focused on the discovery, development and commercialization of novel diagnostics based on biomarkers to improve patient outcomes and contain healthcare costs. BG Medicine recently launched the galectin-3 test for use in patients with heart failure. The galectin-3 test is the first novel blood test for cardiac disease cleared by the FDA in five years. For additional information about BG Medicine and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: our expectations that AMIPredict will more accurately identify patients with a high risk of suffering near-term cardiac events; our intention to file a 510(k) premarket notification for regulatory clearance of AMIPredict with the FDA this year and our belief that the verification and migration milestones represent critical steps in the development of AMIPredict. These statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to transition into a commercial organization and generate sufficient revenue to sustain our business; our estimates of future performance, including the expected timing of the launch of our products; the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates; our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products and product candidates; our reliance on third parties to develop or distribute our product candidates and products, including our ability to enter into collaboration agreements with respect to our product candidates and the performance of our collaborative partners under such agreements; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our need for additional financing; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and BG Medicine undertakes no duty to update this information unless required by law.

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